NOTICE OF ASSIGNMENT



                                   July 22, 1997


  TO:          VECTOR AEROMOTIVE CORPORATION
          Jacksonville, Florida

  FROM:   AUTOMOBILI LAMBORGHINI, S.p.A.


     PLEASE TAKE NOTICE that effective on the date hereof we have irrevocably assigned to V"POWER CORPORATION, a Bahamian corporation, all of our right, title and interest in a portion of your indebtedness to us. The aggregate indebtedness assigned is in the amount of US$423,118.22 (the "Assigned Indebtedness") pursuant to the invoices described on Exhibit 1 to this Notice. Any payments or other disposition of the Assigned Indebtedness should be made in accordance with the directions of V"Power Corporation.

  AUTOMOBILI LAMBORGHINI, S.p.A.

  By    /s/ Vittoreo DiCapua
  Name: Vittoreo DiCapua
  Title: President

  ASSIGNMENT ACKNOWLEDGED

  VECTOR AEROMOTIVE CORPORATION

  By     /s/   David Peter Rose
  Name: David Peter Rose
  Title: President